As filed with the Securities and Exchange Commission on May 26, 2004
                                                      Registration No. 333-88550
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         Post-Effective Amendment No. 1
                                       To
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              NuTECH DIGITAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         California                                                95-4642831
(State or Other Jurisdiction        (Primary Standard           (I.R.S. Employer
    of Incorporation           Industrial Classification     Identification No.)
     or Organization)                  Code Number)

                               7900 Gloria Avenue
                           Van Nuys, California 91406
                            Telephone: (818) 994-3831
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   LEE KASPER
                      President and Chief Executive Officer
                              NuTech Digital, Inc.
                               7900 Gloria Avenue
                           Van Nuys, California 91406
                            Telephone: (818) 994-3831
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of communications to:
                              MARY ANN SAPONE, ESQ.
                           Pollet, Richardson & Patel
                       10900 Wilshire Boulevard, Suite 500
                              Los Angeles, CA 90024
                            Telephone: (310) 208-1182
                           Telecopier: (310) 208-1154

      Approximate date of commencement of proposed sale to the public: Not applicable.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-88550), which was declared effective by the Securities and Exchange Commission on September 27, 2002, is being filed to de-register 703,444 shares of the total of 3,430,030 shares of our common stock, no par value, originally registered. The shares we are de-registering, which relate to warrants that have not been exercised and have lapsed, have not been sold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Van Nuys, State of California on the 25th day of May 2004.

                                          NuTECH DIGITAL, INC.,
                                          a California corporation


                                          By:  /s/ Lee Kasper
                                               ---------------------------------
                                               Lee Kasper, President, Chief
                                               Executive Officer, and Chief
                                               Financial Officer

         Pursuant to the requirements of the 1933 Securities Act, this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement has been signed by the following persons in the capacities with NuTech Digital, Inc. and on the dates indicated.


Dated:  May 25, 2004
                                               /s/ Lee Kasper
                                               ---------------------------------
                                               Lee Kasper, President, Chief
                                               Executive Officer, Chief
                                               Financial Officer, Chairman of
                                               the Board of Directors


Dated:  May 25, 2004
                                               /s/ Joseph Giarmo
                                               ---------------------------------
                                               Joseph Giarmo, Vice President,
                                               Director


Dated:  May 25, 2004
                                               /s/ Yegia Eli Aramyan
                                               ---------------------------------
                                               Yegia Eli Aramyan, Director


Dated:  May 25, 2004
                                               /s/ Jay S. Hergott
                                               ---------------------------------
                                               Jay S. Hergott, Director